Exhibit 3.2(gg)

LIMITED LIABILITY COMPANY AGREEMENT

OF

EARTHLINK BUSINESS, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of EARTHLINK BUSINESS, LLC, a Delaware limited liability company (the “Company”), is made as of December 31, 2011 (the “Effective Date”), by and among the Company and EarthLink, Inc., a Delaware corporation and the Company’s sole member (the “Member”).

NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

1.1                               Act.  The Delaware Limited Liability Company Act as amended from time to time (Delaware Code §§18-101 et seq.).

1.2                               Affiliate.  Affiliate of an entity shall mean any other entity controlling, controlled by, or under common control with such entity where “control” means the right to elect a majority of the board of directors or other body controlling such entity.

1.3                               Certificate.  The Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware, as amended from time to time by the Member.

1.4                               Member.  The entity identified in Article VI who has executed this Agreement.

ARTICLE II.

FORMATION

2.1                               Formation.  On December 31, 2011, the Company was formed as a Delaware limited liability company following the delivery of a Certificate of Conversion of EarthLink Business Holding Corp. along with the Certificate to the Delaware Secretary of State in accordance with the provisions of the Act on December 19, 2011.

2.2                               Name.  The name of the Company is EarthLink Business, LLC.

2.3                               Term.  The term of the Company shall commence on the date the Certificate was filed with the Delaware Secretary of State of the State and shall continue unless terminated or dissolved in accordance with this Agreement.

2.4                               Registered Office and Agent.  The Company’s registered office shall be at 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904.  The name of its registered agent at such address is National Registered Agents, Inc.

2.5                               Principal Office.  The principal office of the Company shall be located at 1375 Peachtree Street, Atlanta, Georgia 30309.

2.6                               Changes to Offices and Agent.  The Member may change the Company’s registered office, registered agent and principal office from time to time.

ARTICLE III.

PURPOSE OF THE COMPANY; NATURE OF BUSINESS

3.1                               Purpose and Powers of the Company.  The purpose of the Company is, and the Company shall have the power and authority, to engage in and carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act. The Company may, and shall have power and authority to, take any and all actions as may be necessary, appropriate, proper, advisable, incidental, convenient to or in furtherance of the foregoing purpose.

ARTICLE IV.

ACCOUNTING AND RECORDS

4.1                               Accounting Period.  The Company’s accounting period and tax year shall be the calendar year.

4.2                               Records to be Maintained.

(a)                                 The Company shall maintain the following records at its principal office:

(i)                                     A current list of the name and last known address of each Member;

(ii)                                  Copies of records that would enable a Member to determine the relative voting rights, if any, of the Members;

(iii)                               A copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments to the Certificate have been executed;

(iv)                              Copies of the Company’s federal, state and local income tax returns and reports (or the portions of the returns of others showing the taxable income deductions, gain, loss and credits of the Company), if any, for the three (3) most recent years;

(v)                                 A copy of this Agreement that is in writing, together with any amendments thereto;

(vi)                              Copies of financial statements of the Company for the three (3) most recent years; and

(vii)                           Any other records required by the Act.

(b)                                 The Member may, at the Member’s own expense, inspect and copy any Company record upon reasonable request during ordinary business hours.

ARTICLE V.

MANAGEMENT

5.1                               Management of the Company.   All management of the Company shall be vested in the Member.  The business and operations of the Company shall be managed by or under the direction of the Member.  The Member shall have the right, authority, power and discretion to control, direct, manage and administer the business and affairs of the Company and to do all things necessary to carry on the business and purposes of the Company.  The acts of the Member shall bind the Company.

5.2                               Officers.

(a)                                 General Authority.  The Company may have such officers (the “Officers”) as may be appointed by the Member from time to time, each having such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be conferred by the Member.  Any number of offices may be held by the same person.  The salaries of all Officers of the Company shall be fixed by the Member.  The Officers of the Company shall hold office until their successors are chosen and qualified; provided, however, any Officer appointed by the Member may be removed at any time by the Member with or without cause in the Member’s discretion.  Any vacancy occurring in any office of the Company may be filled by the Member.  In addition, the Member may appoint, employ or otherwise cause the Company to contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its discretion from time to time.  The Member may delegate to any Officer of the Company or to any such other person or entity such authority to act on behalf of and to bind the Company.

(b)                                 Bank Accounts.  The Officers of the Company are authorized and directed to open accounts with any bank as may be selected as depositories for the Company by the Member, and to deposit therein funds of the Company, drafts, checks and notes of the Company, payments on said accounts to be made in the corporate name.  The Officers are authorized to execute and deliver corporate resolutions on such forms as may be presented or required by any such bank, said forms to be completed with such information as the executing Officers may deem to be in the best interest of the Company.  All such resolutions which may be required by banks selected by the Company dealing with the designation of such banks as depositories are adopted as resolutions of the Member, and any Officer of the Company may hereafter attest to and execute such bank resolutions and/or forms without additional action of the Member.

5.3                               Liability of Member and Officers.  No Member or Officer shall be liable for the obligations of the Company.  The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Member or any Officer for liabilities of the Company.  The Member’s and each Officer’s liability shall be limited as set forth in the Act and other applicable law.

5.4                               Indemnification.  To the fullest extent not prohibited by applicable law, the Company shall indemnify the Member and each Officer of the Company for all costs and expenses (including attorneys’ fees and disbursements), losses, liabilities, and damages paid or accrued by such Member or Officer in connection with any act or omission performed by such person in good faith on behalf of the Company.  To the fullest extent not prohibited by applicable law, expenses (including attorneys’ fees and disbursements) incurred by any such Member or Officer, in defending any claim, demand, action, suit or proceeding may, from time to time, upon approval by the Member, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, subject to recapture by the Company following a later determination that such Member or Officer was not entitled to indemnification hereunder.  Notwithstanding the foregoing, no Member or Officer shall be indemnified against liability for any intentional misconduct, any knowing violation of law or any transaction in which such Member or Officer receives a personal benefit in violation or breach of the Act or this Agreement.

ARTICLE VI.

MEMBER; CONTRIBUTIONS

6.1                               Member.  The sole Member of the Company is EarthLink, Inc., a Delaware corporation.

6.2                               Capital Contributions.  Unless the Member otherwise agrees, the Member shall not be required to contribute any additional capital to the Company.

ARTICLE VII.

ALLOCATIONS AND DISTRIBUTIONS

7.1                               Distributions.  Except as provided in paragraph 7.2, the Company may make distributions as determined by the Member from time to time in accordance with this Agreement.

7.2                               Limitations on Distributions.  No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the

Company.  No distribution shall be made to the Member if such distribution is prohibited by the Act.

7.3                               Distribution Upon Sale of Assets.  Upon a sale of all, or substantially all, of the assets of the Company, the net proceeds thereof shall be distributed to the Member.

ARTICLE VIII.

MEMBERSHIP INTERESTS

8.1                               Membership Interest.  The Member shall have one hundred percent (100%) ownership of the Company.

8.2                               Disposition.  The Member’s interest in the Company is transferable either voluntarily or by operation of law.  The Member may dispose of all or a portion of the Member’s interest.  Upon the transfer of the Member’s interest, the transferee shall be admitted as a Member at the time the transfer is completed.

ARTICLE IX.

ADMISSION OF ADDITIONAL MEMBERS

9.1                               Additional Members.  The Member may admit additional Member(s) to the Company and determine the contributions to be made by, and interests of, such additional Member(s).  The Company and the Member acknowledge that this Agreement governs the relationship between the Company and the Member only.  If the Member admits additional Member(s), or if at any time the Company otherwise has more than one member, the rights, obligations and duties of all of the members shall be set forth in an amended and restated operating agreement of the Company executed at the time of admission of such additional Member(s) to the Company.  Such amended and restated operating agreement shall supersede and replace this Agreement in its entirety.

ARTICLE X.

DISSOLUTION AND WINDING UP

10.1                        Dissolution.  The Company shall be dissolved and its affairs wound up or shall be terminated only upon the occurrence of any of the following events:

(a)                                 the Member elects to dissolve the Company;

(b)                                 there are no members; or

(c)                                  the entry of a decree of judicial dissolution under Section 18-802 of the Act.

10.2                        Effect of Dissolution.  Upon dissolution, the Company shall cease to carry on its business, and its affairs shall be wound up in accordance with this Article X and the Act.

10.3                        Winding Up, Liquidation and Distribution of Assets.

Upon the winding up of the Company, the Company property shall be distributed:

(a)                                 first, to creditors, including the Member if it is a creditor, to the extent permitted by law, in satisfaction of Company liabilities; and

(b)                                 second, to the Member.

Any such distributions shall be in cash or property or partly in both, as determined by the Member.

10.4                        Certificate of Cancellation.  When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed as provided in Section 10.3, a Certificate of Cancellation may be executed and filed with the Delaware Secretary of State in accordance with Section 18-906 of the Act.

ARTICLE XI.

AMENDMENT

11.1                        Amendment.  This Agreement may be amended or modified from time to time only by a written instrument signed by the Member.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

12.1                        Entire Agreement.  This Agreement represents the entire Agreement between the Member and the Company.

12.2                        No Conflict of Interest.  The Member shall not be required to act hereunder as its sole and exclusive business activity and may have other business interests and engage in other activities in addition to those relating to the Company.  The Company shall not have any right by virtue of this Agreement in or to any other interests or activities or to the income or proceeds derived therefrom. The Member may transact business with the Company and, subject to applicable laws, has the same rights and obligations with respect thereto as any other person.  No transaction between the Member and the Company shall be voidable solely because the Member has a direct or indirect interest in the transaction if either the transaction is fair and reasonable to the Company or the Member authorizes, approves or ratifies the transaction in accordance with this Agreement or the Act.

12.3                        Application of Delaware Law.  This Agreement, the application and interpretation hereof shall be governed exclusively by its terms and the laws of the State of Delaware and specifically the Act.

12.4                        Execution of Additional Instruments.  The Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

12.5                        Construction.  Whenever the singular form is used in this Agreement, and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

12.6                        Headings.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

12.7                        Waivers.  The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

12.8                        Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  Any signature page of any such counterpart, or any electronic transmission thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart to this Agreement, and any telecopy or other electronic transmission of any signature shall be deemed an original and shall bind such party.

12.9                        Further Assurances.  The Member agrees to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Agreement.

12.10                 No Rights of Creditors and Third Parties Under Agreement.  This Agreement is entered into between the Company and the Member for the exclusive benefit of the Company, the Member and their respective successors and assignees.  This Agreement is expressly not intended for the benefit of any creditor of the Company or any other person.  Except and only to the extent mandated by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and the Member with respect to any contribution, any deficiency in the Member’s capital account (which the Member shall not be obligated to restore), or otherwise.

12.11                 Federal Income Tax Elections; Tax Status.  All elections required or permitted to be made by the Company under the Internal Revenue Code or the Treasury Regulations shall be made by the Member.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

“Member”

EARTHLINK INC., a Delaware corporation

By:	/s/ Samuel R. DeSimone, Jr.
Name:	Samuel R. DeSimone, Jr.
Title:	Executive Vice President, General Counsel and Secretary

“Company”

EARTHLINK BUSINESS, LLC, a Delaware limited liability company

By:	EarthLink, Inc., a Delaware corporation
Its:	Sole Member

	By:	/s/ Samuel R. DeSimone, Jr.
	Name:	Samuel R. DeSimone, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

FIRST AMENDMENT

TO LIMITED LIABILITY COMPANY AGREEMENT OF

EARTHLINK BUSINESS HOLDINGS, LLC

THIS FIRST AMENDMENT (this “Amendment”) to Limited Liability Company Agreement of EarthLink Business, LLC, a Delaware limited liability company (the “Company”), dated December 31, 2011 (the “Agreement”),  is made and entered into and shall be effective as of August 27, 2012, by and between the Company and EarthLink, Inc., its sole member. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Agreement.

WHEREAS, the Company and the Member entered into the Agreement to provide for the conduct of the business and affairs of the Company and the rights and obligations of the Members with respect thereto;

WHEREAS, since the execution of the Agreement, the Company has changed its name to EarthLink Business Holdings, LLC;

NOW, THEREFORE, in consideration of the premises, the mutual agreements hereinafter contained, and other good and valuable consideration, the parties hereto hereby covenant and agree as follows:

1.                                      The Agreement is hereby amended as follows: each reference in the Agreement to “EarthLink Business, LLC” is deleted and replaced with “EarthLink Business Holdings, LLC”.

2.                                      Except as expressly modified and amended by this Amendment, the Agreement is and shall remain in full force and effect and, as modified and amended herein, is expressly ratified and confirmed by the parties hereto and constitutes the entire agreement of the parties.

3.                                      This Amendment shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-laws principles.

(Signatures appear on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

“Company”

EARTHLINK BUSINESS HOLDINGS, LLC, a Delaware limited liability company

	By:	/s/ Samuel R. DeSimone, Jr.
	Name:	Samuel R. DeSimone, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

“Member”

EARTHLINK, INC., a Delaware corporation

	By:	/s/ Samuel R. DeSimone, Jr.
	Name:	Samuel R. DeSimone, Jr.
	Title:	Executive Vice President, General Counsel and Secretary